SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CORMAC MINING INC.
(Exact name of registrant as specified in its charter)

Nevada
(State of incorporation of organization)

     936 West 14th Avenue
 Vancouver, British Columbia
Canada V5Z 1R4
(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange of which each class is
to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: Form S-1; SEC File Number: 333-153140.

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.00001
(Title of Class)

ITEM 1.      DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

     The description of securities contained in Registrant’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission (File Number: 333-153140) is incorporated by reference into this registration statement.

ITEM 2.      EXHIBITS.

     The following is a complete list of exhibits filed as part of the annual report:

Exhibit No.	Document Description

3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
10.1	Trust Agreement
14.1	Code of Ethics
99.1	Subscription Agreement
99.2	Charter Audit Committee
99.3	Disclosure Committee

SIGNATURES

     In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 1st day of April, 2009.

CORMAC MINING INC.
(Registrant)

BY: BRIAN ROBERTS
       Brian Roberts, President, Principal Accounting
       Officer, Principal Executive Officer, Principal
       Financial Officer, Secretary, Treasurer and sole
       member of the Board of Directors